EXHIBIT 2.2
                                   -----------

                              CERTIFICATE OF MERGER
                                       OF
             LITTLE PRINCE PRODUCTIONS, LTD., A NEW YORK CORPORATION
                                      INTO
                ATLANTIC INDUSTRIES, INC, A COLORADO CORPORATION

                UNDER SECTION 907 OF THE BUSINESS CORPORATION LAW

         We, the undersigned, Adrian P. Kirby and Peter N. Chapman, being respectively the President, Chief Executive Officer and Chairman of the Board, and the Secretary of Little Prince Productions, Ltd., and Adrian P. Kirby and Peter N. Chapman, being respectively the President, Chief Executive Officer and Chairman of the Board, and the Secretary of Atlantic Industries, Inc. hereby certify:

         1.       (a)      The  name  of  each  constituent  corporation  is  as
                  follows:

                  Little Prince Productions, Ltd., a New York corporation.

                  (b)      The name of the surviving corporation is:

                  Atlantic Industries, Inc., a Colorado corporation.

                  2. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

                       Designation and
                       Number of Shares     Class or Series   Shares Entitled to
       Name of         in Each Class or        of Shares           Vote as
     Corporation      Series Outstanding   Entitled to Vote   a Class or Series
     -----------      ------------------   ----------------   -----------------
Little Prince         24,999,236 shares,      Common Stock         24,999,236
Productions, Ltd.     $.01 par value per
                      share

Atlantic Industries,  100 shares, $.01 par    Common Stock             100
Inc.                  value per share

         3. The merger was adopted by Little Prince Productions, Ltd. by the affirmative vote of at least two thirds of the issued and outstanding shares entitled to vote thereon.

         4. The merger is permitted by the laws of the jurisdiction of each constituent foreign corporation and is in compliance therewith. Each constituent foreign corporation has complied as follows:

         Atlantic Industries, Inc. has complied with the applicable provisions of the laws of the State of Colorado under which it is incorporated, and this merger is permitted by such laws.

         5. The surviving co rporation is Atlantic Industries, Inc., a corporation of the State of Colorado, incorporated on the 31st day of January, 1996, and which is currently not authorized to conduct business in New York and will not conduct any business in New York until an application for authority shall have been filed with the New York Department of State.

         6. The date when the Certificate of Incorporation of Little Prince Productions, Ltd. was filed by the Department of State was the 3rd day of April, 1980.

         7. Atlantic Industries, Inc. agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of any constituent corporation, previously amenable to suit in the State of New York, and for the enforcement under the Business Corporation Law, of the right of shareholders of any constituent domestic corporation to receive payment for their shares against the surviving corporation; and it designates the Secretary of State of New York as its agent upon whom process may be served in the manner set forth in paragraph
(b) of section 306 of the Business Corporation Law, in any action or special proceeding. The post office address to which the Secretary of State shall mail a copy of any process against it served upon him is c/o CT Corporation System, 1633 Broadway, New York, NY 10019.

         Such post office address shall supersede any prior address designated as the address to which process shall be mailed.

         8.      Atlantic   Industries,   Inc.  agrees  that,  subject  to  the
provision of Section 623 of the Business Corporation Law, it will promptly pay to the shareholders of each constituent New York corporation the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law, relating to the right of shareholders to receive payment for their shares.

         9. The merger shall be effective upon the filing of this Certificate of Merger.
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
         IN WITNESS WHEREOF, we have signed this certificate on the 29th day of March, 1996 and we affirm the statements contained therein as true under penalties of perjury.
                                        LITTLE PRINCE PRODUCTIONS, LTD.


                                         /s/ Adrian P. Kirby
                                        ----------------------------------------
                                        By:  Adrian P. Kirby
                                        Its: President, Chief Executive Officer
                                                  and Chairman of the Board


                                         /s/ Peter N. Chapman
                                        ----------------------------------------
                                        By:  Peter N. Chapman
                                        Its: Secretary


                                        ATLANTIC INDUSTRIES, INC.


                                         /s/ Adrian P. Kirby
                                        ----------------------------------------
                                        By:  Adrian P. Kirby
                                        Its: President, Chief Executive Officer
                                             and Chairman of the Board


                                         /s/ Peter N. Chapman
                                        ----------------------------------------
                                        By:  Peter N. Chapman
                                        Its: Secretary
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